Exhibit 3.4
FORM OF
AMENDED AND RESTATED
CODE OF REGULATIONS
OF
THE O’GARA GROUP, INC.
(the “Corporation”)
ARTICLE I
SHAREHOLDERS’ MEETINGS
     Section 1. Place. All meetings of shareholders shall be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as is fixed by the Corporation’s Board of Directors (the “Board”). The Board also may authorize a meeting to be held solely by means of communications equipment as permitted by applicable law.
     Section 2. Annual Meeting. The annual meeting of shareholders shall be held on the second Thursday in June of each year if not a federal legal holiday or, if a federal legal holiday, on the next business day that is not a federal legal holiday. If the annual meeting of shareholders is not held for any reason on such date, the Board shall cause it to be held as soon thereafter as is convenient.
     Section 3. Special Meetings. Special meetings of shareholders may be held on any date other than a federal legal holiday and may be called by (a) the Board, (b) the Chairman of the Board, the President or, in the case of the President’s absence, death or disability, the Vice-President authorized to exercise the authority of the President or (c) the written request of beneficial owners of at least twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote at the meeting. Written notice of a call by shareholders for a special meeting shall be delivered either in person or by registered mail to the Secretary and shall include the information required by Section 5(c) of this Article I. Upon receipt of such a request, the President or Secretary shall forthwith cause to be given notice of a meeting to be held not less than 7 or more than 90 days after receipt of the request. If notice is not given within 30 days after the delivery or receipt of the request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice of the meeting in the manner hereinafter provided. No business shall be considered or conducted, and no nominations for director shall be made, at a special meeting of shareholders other than the business and/or nominations specified in the notice of the special meeting.
     Section 4. Notice of Meetings. Written notice of any meeting of shareholders, stating the time, place (if any) and purposes of the meeting, shall be given to each shareholder of record entitled to notice of the meeting not less than 7 or more than 90 days before the date of the meeting. Notice may be given by any means of communication authorized by law or by the shareholder to whom the notice is given.

     Section 5. Advance Notice Requirements.
     (a) At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting, or any supplement thereto, given by the President or Secretary, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a shareholder entitled to vote on the matter at the meeting who complies with the procedures set forth in this Section 5. Other than matters properly brought in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, clause (iii) in the immediately preceding sentence shall be the exclusive means for a shareholder to nominate directors to the Board or to submit other business before an annual meeting of shareholders.
     (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder under Section 5(a)(iii) of this Article I, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be received at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting of shareholders; provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to the meeting and not later than the 90th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made to be timely.
     (c) A shareholder’s notice to the Secretary, whether given under this Section 5(c) or Section 3 of Article I, must set forth and completely and accurately describe:
          (i) as to each of the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as it appears on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of the Corporation directly or indirectly owned of record or beneficially, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned of record or beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding or relationship under which such person has a right to vote any shares or other security of the Corporation, (E) any short interest in any security of the Corporation (for purposes of this Section 5(c)(i)(E) a person shall be deemed to have a “short interest” in a security if the person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held directly or indirectly by a general or limited partnership in which such person is a general partner or directly or indirectly beneficially owns an interest in a general partner, (H) any performance-related fees, other than an asset-based fee, that such person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) and (I) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
          (ii) if the notice relates to any business other than the nomination of a director or directors that the shareholder proposes to bring before the meeting, (A) the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and the beneficial owner on whose behalf the proposal is made, if any, in such business and (B) all agreements, arrangements and understandings between such shareholder and such beneficial owner, if any, and any other person or persons (including their names) relating to the proposal of such business;
          (iii) as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board, (A) all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any beneficial owner on whose behalf the nomination is made and their respective affiliates and associates or others acting in concert therewith, on the one hand, and each proposed nominee, his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed under Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any such beneficial owner, any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
          (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

     (d) If the presiding officer of a meeting determines that a matter was not properly brought before the meeting in accordance with this Code of Regulations, the presiding officer shall so declare to the meeting and the matter shall not be transacted.
     (e) Nothing in this Code of Regulations shall affect the right of a shareholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement to the extent that such right is provided by the Exchange Act and the rules and regulations thereunder or affect the obligation of a shareholder to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such proposal.
     (f) If information submitted by any shareholder pursuant to this Section 5 shall be inaccurate or materially misleading, such information may be deemed not to have been provided in accordance with this Section 5. Upon written request by the Secretary of the Corporation or the Board of Directors, any shareholder proposing any business or making any nomination for election to the Board of Directors shall provide, within five business days of delivery of such request (or within such other period as may be specified in the request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 5 and (ii) a written update of any information previously submitted by the shareholder pursuant to this Section 5. If the shareholder fails to provide such written verification or written update within the specified period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 5.
     (g) Without limiting in any matter the foregoing provisions of this Section 5, a shareholder also shall comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 5.
     Section 6. Conduct of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board or, in the Chairman’s absence, the President or, in the President’s absence, any other person designated by the Board. Except to the extent inconsistent with applicable law, the Corporation’s Articles of Incorporation as amended and/or restated from time to time (“Articles of Incorporation”), this Code of Regulations or any rules or regulations for the conduct of shareholder meetings adopted by the Board, the presiding officer of a meeting of shareholders shall have the right and authority to prescribe rules and regulations and to do all such acts as he deems appropriate for the proper conduct of the meeting. Unless and to the extent otherwise determined by the Board or the presiding officer of the meeting, a meeting of shareholders need not be held in accordance with the rules of parliamentary procedure.
     Section 7. Quorum. Except as otherwise required by law, the Articles of Incorporation or this Code of Regulations, the presence, in person or by proxy, of a majority of the issued and outstanding capital stock of the Corporation entitled to vote at a meeting of shareholders shall be required to constitute a quorum at the meeting; provided, that if the vote of a class or series is required at the meeting, the presence, in person or by proxy, of a majority of the issued and outstanding capital stock of the class or series also shall be required for action on any matter requiring such vote. The holders of a majority of the voting shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting from time to time.
     Section 8. Vote Required for Action. Except as otherwise provided by law, the Articles of Incorporation or this Code of Regulations, the act of a majority of the shares entitled to vote and present, in person or by proxy, at a meeting of shareholders at which a quorum exists shall be the act of the Corporation; provided, that if the vote of a class or series is required, the affirmative vote of the holders of a majority of the shares of the class or series present, in person or by proxy, at the meeting also shall be required.
ARTICLE II
DIRECTORS
     Section 1. Number and Term. The number of directors shall not be less than three. The Board by resolution may fix and change the number of directors from time to time and may fill any director’s office that is created by an increase in the number of directors. Each director shall hold office until the next annual meeting of the shareholders and until a successor is elected and qualified or until the director’s earlier resignation, removal from office or death.
     Section 2. Director Nominations. Only persons who are nominated in accordance with this Section 2 shall be eligible for election as directors of the Corporation at a meeting of shareholders. Nominations of persons for election to the Board may be made at a meeting of shareholders (a) by or at the direction of the Board, (b) by any nominating committee appointed by the Board or (c) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 2. Nominations by a shareholder of the Corporation shall be made pursuant to timely notice in writing to the Secretary.
     To be timely, a shareholder’s notice of nomination(s) to be brought before an annual meeting must be received at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting of shareholders; provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to the meeting and not later than the 90th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made to be timely.
     A shareholder’s notice to the Secretary must set forth the information required by subsections (i), (iii) and (iv) of Section 5(c) of Article I. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including but not limited to such information as is necessary to satisfy any criteria set forth in the Governance Standards and Policies of the Board or otherwise established in accordance with those Governance Standards and Policies.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Code of Regulations. If the presiding officer of a meeting determines that a nomination was not made in accordance with this Code of Regulations, the presiding officer shall so declare to the meeting and the nomination shall be disregarded.
     Section 3. Vacancies in the Board. A resignation from the Board shall be deemed to take effect immediately upon its receipt by an officer of the Corporation or at such other time as the resigning director may specify. In case of any vacancy in the Board, the remaining directors, though less than a majority of the whole authorized number of directors, may, by vote of a majority of those remaining in office, fill any vacancy for the unexpired portion of the term and until a successor is elected and qualified.
     Section 4. Meetings. Meetings of the Board shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as may be specified in the notice of the meeting. Directors may participate in a meeting by means of any communications equipment that enables all participants to hear each other. Meetings of the Board shall be presided over by the Chairman of the Board or by such other person designated by the Board. A time and place for regular meetings of the Board may be established by the Board. Meetings of the Board also may be called by the Chairman of the Board, the President, any Vice-President or any two directors. At least two days prior notice of any Board meeting shall be given to each director, except that if the Board has fixed a regular time and place for one or more meetings, no notice shall be required for the meetings held at such time and place. Notice of any meeting may be waived in writing by a director either before or after the meeting. A director’s presence at a meeting at which he does not protest absence of proper notice shall be deemed to constitute a waiver of notice by the director.
     Section 5. Quorum; Vote Required. The presence of a majority of the members of the Board then in office shall constitute a quorum at a meeting of the Board, except that a majority of the remaining directors in office shall constitute a quorum for filing a vacancy or vacancies on the Board. Each director shall be entitled to one vote. Except as otherwise provided by law, the Articles of Incorporation or this Code of Regulations, the Board shall act by majority vote of the directors present and voting at a duly called meeting at which a quorum is present.
     Section 6. Executive and Other Committees. The Board may by resolution establish an executive committee or other committees, which shall have and may exercise such powers of the Board as the Board, in its discretion, authorizes and as are permitted by law.
     Section 7. Attendance at Meetings of Persons Who Are Not Directors. Unless waived by the Chairman, any director who desires the presence at any regular or special meeting of the Board of Directors of a person who is not a director shall so notify all other directors not less than twenty-four (24) hours before such meeting, requesting the presence of such person and stating the reason in writing. Such person will not be permitted to attend the meeting unless a majority of the directors in attendance vote to admit the person to the meeting. Such vote shall constitute the first order of business at the meeting. The person’s right to attend, whether granted by waiver or vote, may be made subject to such terms and conditions as are specified by, or may be revoked at any time during the meeting by, the vote of a majority of the directors in attendance at the meeting.
ARTICLE III
OFFICERS
     Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President (who also shall serve as Chief Executive Officer), a Secretary, a Treasurer and such Vice Presidents and other officers as the Board may elect. The Chairman of the Board shall be a director. No other officer need be a director.
     Section 2. Election and Term. All officers shall be elected by the Board and shall hold office at the will of the Board. Any person may hold more than one office, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or by the Articles of Incorporation or this Code of Regulations to be executed, acknowledged or verified by two or more officers.
     Section 3. Powers and Duties. Each officer of the Corporation shall have such powers and duties as generally pertain to his office, subject to any restrictions that may be imposed by the Board, and such further powers and duties as from time to time may be conferred by the Board or by an officer delegated such authority by the Board.
ARTICLE IV
INDEMNIFICATION AND INSURANCE
     Section 1. General. The Corporation shall indemnify and hold harmless, to the fullest extent not prohibited by the Ohio General Corporation Law, any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, manager, member or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any and all liability, loss and expense, including attorneys’ fees, judgments and fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     Section 2. Derivative Actions. The Corporation shall indemnify and hold harmless, to the fullest extent not prohibited by the Ohio General Corporation Law, any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, manager, member or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any and all liability, loss and expense, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Hamilton County, Ohio Court of Common Pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
     Section 3. Payment or Advancement of Expenses. To the extent that a person provided indemnification under Section 1 or 2 of this Article IV has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2, or in defense of any claim, issue or matter therein, he shall be indemnified against any and all expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith to the fullest extent not prohibited by the Ohio General Corporation Law. To the fullest extent not prohibited by the Ohio General Corporation Law, such expenses, including attorneys’ fees, shall be paid by the Corporation on a continuing and current basis (and not later than l0 business days following receipt by the Corporation of a request for reimbursement) in advance of the final disposition of such action, suit or proceeding, (a) with respect to an officer, employee or agent, upon the Corporation’s receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized herein, and (b) with respect to a director, upon the Corporation’s receipt of an undertaking by or on behalf of the director to (i) repay such amount if it is ultimately determined by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interest of the Corporation and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.
     Section 4. Special Procedure to Enforce Rights. If a request for indemnification or reimbursement to which a party is entitled under or pursuant to this Article IV is not paid in full by the Corporation within 90 days following the receipt thereof by the Corporation, the requesting party may at any time thereafter bring suit against the Corporation to recover the unpaid amount and, if successful in whole or in part, also shall be entitled to any and all expenses incurred by him of prosecuting such action. It shall be a defense to any such action (other than an action to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the requested indemnification or reimbursement is prohibited by the Ohio General Corporation Law, and the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (its Board, its independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that the requested indemnification or reimbursement is not prohibited by the Ohio General Corporation Law, nor an actual determination by the Corporation (its Board, its independent legal counsel or its shareholders) that the requested indemnification or reimbursement is prohibited by the Ohio General Corporation Law, shall be a defense to the action or create a presumption that the requested indemnification or reimbursement is prohibited by the Ohio General Corporation Law.
     Section 5. Rights are Non-Exclusive. The rights conferred on any person by or pursuant to this Article IV shall not be exclusive of any other rights to which such person may be entitled under any statute, provision of the Articles of Incorporation or this Code of Regulations, agreement, vote of the shareholders or disinterested directors or otherwise. The Corporation shall have the power to give any further indemnity, in addition to the indemnity offered or authorized under this Article IV, to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee, manager, member or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, provided such further indemnity is either (a) authorized, directed or provided for in the Articles of Incorporation or any duly adopted amendment thereto or (b) authorized, directed or provided for in any provision of this Code of Regulations or of any separate agreement or contract of the Corporation which has been ratified or adopted by a vote of the shareholders of the Corporation, and provided further that the Corporation shall in no event indemnify any person from or on account of such person’s willful misconduct or conduct which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or deliberately dishonest or if it is finally adjudged by a court of competent jurisdiction considering the question of indemnification that such payment of indemnification is or would be a violation of applicable law.
     Section 6. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, manager, member or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability and expense asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability and expense under this Article IV.
     Section 7. Consolidation or Merger. As used in this Article IV, references to the Corporation include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such a constituent corporation as a director, trustee, officer, employee, manager, member or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under this Article IV with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
     Section 8. Contract Rights. The provisions of this Article IV shall be deemed to be a contract between the Corporation and each director, officer, employee and agent of the Corporation who served or serves in such capacity at any time while this Article IV is in effect, shall continue after the person ceases to serve in such capacity and shall inure to the benefit of the heirs, executors and administrators of the person. Any repeal or modification of this Article IV shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding theretofore brought based in whole or in part on any such state of facts.
ARTICLE V
SHARES
     Section 1. Certificates. Shares of stock of the Corporation shall be evidenced by certificates in such form as the Board may from time to time prescribe; provided, that the Board may provide by resolution or resolutions that shares of all or certain classes or series of stock of the Corporation shall be uncertificated. Notwithstanding the adoption of any such resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate or certificates evidencing the holder’s shares of the Corporation. Such certificates shall be signed in accordance with law. The person registered on the books of the Corporation as the owner of any shares shall be entitled to all the rights of ownership with respect to the shares. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
     Section 2. Transfers. Subject to any restrictions on transfer, shares of stock of the Corporation may be transferred on the books of the Corporation, if such shares are certificated, only by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation signed by the person identified on the certificate as the owner of the shares represented thereby or, if such shares are uncertificated, only upon receipt of proper transfer instructions from the registered owner of the shares.
     Section 3. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares of stock in the place of any certificate of stock theretofore issued by it and alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to produce evidence satisfactory to the Board or its designee of the loss, theft or destruction or provide the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI
SEAL
     The Corporation shall have no seal unless and until the Board adopts a seal in such form as the Board may designate or approve.
ARTICLE VII
AMENDMENTS
     This Code of Regulations may be amended, added to or repealed in whole or in part at a meeting held for that purpose or by written consent, in either case by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal. In addition, to the extent not otherwise prohibited by the Ohio General Corporation Law, this Code of Regulations may be amended, added to or repealed in whole or in part by the Board.
ARTICLE VIII
OHIO GENERAL CORPORATION LAW
     All references to the Ohio General Corporation Law and specific provisions thereof shall include such law and provisions as revised or amended, and any corresponding superseding law and provisions.

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